UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2007

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of	(Commission Identification No.)	(IRS Employer File Number)
incorporation)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2007, FEI Company issued a press release announcing results for the quarter ended April 1, 2007. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) One of our named executive officers from our recently filed Definitive Proxy Statement on Schedule 14A, Robert S. Gregg, who is currently Executive Vice President of Worldwide Sales and Service, will be transitioning over the next several months into a new role with the company as Executive Vice President of Strategic Global Relations.  In his new assignment, Mr. Gregg will be in charge of managing relationships with non-profit and governmental partners worldwide as well as addressing related governmental matters. Mr. Gregg will continue to manage worldwide sales and service until a successor is named.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FEI Company, dated April 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: April 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by FEI Company, dated April 30, 2007